UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

THE AES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)

(703) 522-1315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The AES Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Form 10-K”) was filed with the Securities and Exchange Commission on February 26, 2009.  Attached as Exhibit 100 to this report are the following financial statements from the Form 10-K formatted in XBRL (eXtensible Business Reporting Language):  (i) the Consolidated Balance Sheets at December 31, 2008 and 2007, (ii) the Consolidated Statements of Operations for the years ended December 31, 2008, 2007 and 2006, (iii) the Consolidated Statements of Cash Flows for the years ended December 31, 2008, 2007 and 2006, (iv) the Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2008, 2007 and 2006 and (v) the Notes to the Consolidated Financial Statements, tagged as blocks of text.  Users of this data are advised pursuant to Rule 401 of Regulation S-T that the financial and other information contained in the XBRL formatted documents is unaudited and that these are not the official publicly filed financial statements of The AES Corporation.  The purpose of submitting these XBRL formatted documents is to test the related format and technology and, as a result, investors should continue to rely on the official filed version of the furnished documents and should not rely on the information in this Current Report on Form 8-K, including Exhibit 100, in making investment decisions.

In accordance with Rule 402 of Regulation S-T, the information in this Current Report on Form 8-K, including Exhibit 100, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

100.INS	XBRL Instance Document

100.SCH	XBRL Taxonomy Extension Schema Document

100.PRE	XBRL Taxonomy Presentation Linkbase Document

100.LAB	XBRL Taxonomy Label Linkbase Document

100.CAL	XBRL Taxonomy Calculation Linkbase Document

100.DEF	XBRL Taxonomy Extension Definition Linkbase Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2009

THE AES CORPORATION

By:	/s/ Mary E. Wood
Name: Mary E. Wood
Title: Vice President & Controller